UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

Karyopharm Therapeutics Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2026

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Karyopharm Therapeutics Inc. (the “Special Meeting”) to be held on February 18, 2026, beginning at 9:00 a.m. Eastern Time, exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2026SM to consider and act upon the following matters:

(1)
To adopt and approve an amendment to our Restated Certificate of Incorporation (as amended, the “Restated Certificate of Incorporation”) to increase the number of authorized shares of our capital stock from 58,333,333 to 111,000,000 and the number of authorized shares of our common stock from 53,333,333 to 106,000,000 (the “Authorized Shares Proposal”); and
(2)
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Authorized Shares Proposal.

Our Special Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online via the Internet as a virtual web conference. There will not be a physical meeting location and stockholders will not be able to attend the Special Meeting in person at a physical location. This means that you can attend the Special Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. We believe that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

A printed copy of our proxy materials, including a proxy card, is being mailed to our stockholders on or about January 9, 2026.

Only stockholders of record at the close of business on December 29, 2025 the record date for the Special Meeting, are entitled to notice of, and will be entitled to vote at, the Special Meeting, or any adjournments or postponements thereof.

If you are a stockholder of record, you may vote or submit a proxy in one of the following ways:

•
Submit a proxy over the Internet prior to the virtual Special Meeting, by visiting www.proxyvote.com (have your proxy card in hand to access the website);
•
Submit a proxy by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);
•
Submit a proxy by Mail, if you received a printed copy of the proxy materials, by returning the enclosed proxy card (signed and dated) in the envelope provided; or
•
Vote online at the virtual Special Meeting, by using your proxy card to access the Special Meeting website, www.virtualshareholdermeeting.com/KPTI2026SM, and voting online at the Special Meeting. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.

If your shares are held in “street name,” meaning that they are held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow to vote your shares.

Your vote is important to us. Whether or not you plan to attend the Special Meeting online, we urge you to take the time to submit a proxy to vote your shares. Further information about how to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting is included in the accompanying proxy statement.

By Order of the Board of Directors,

Richard Paulson

President, Chief Executive Officer and Director

Newton, Massachusetts

January 9, 2026

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ONLINE, WE URGE YOU TO SUBMIT A PROXY TO VOTE YOUR SHARES BY SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE, OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this proxy statement, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this proxy statement completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 18, 2026

The Board of Directors (the “Board”) of Karyopharm Therapeutics Inc. (which we also refer to as “Karyopharm,” “the Company,” “we,” “us,” or “our”) is soliciting proxies for use at the Special Meeting of Stockholders (the “Special Meeting”), to be held exclusively online via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2026SM on February 18, 2026 at 9:00 a.m. Eastern Time. We have determined that the Special Meeting will be held in a virtual meeting format only, via the Internet, with no physical in-person meeting. At our virtual Special Meeting, stockholders will be able to attend, vote and submit questions by visiting www.virtualshareholdermeeting.com/KPTI2026SM. Further information about how to attend the Special Meeting online, vote your shares online during the Special Meeting and submit questions during the Special Meeting is included in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be Held on February 18, 2026:

This proxy statement is available electronically at www.proxyvote.com.

A printed copy of our proxy materials, including proxy card, is being mailed to our stockholders on January 9, 2026.

GENERAL INFORMATION ABOUT THIS PROXY STATEMENT, THE SPECIAL MEETING AND VOTING

Why is the Company holding a Special Meeting?

The Company is nearing the limit of its currently authorized shares of common stock, which restricts our ability to raise capital for our business plans and strategic initiatives. Accordingly, we are seeking stockholder approval to increase the number of authorized shares of our common stock in order to provide a sufficient number of authorized shares for possible future corporate finance, equity issuance, business development, equity compensation and other general corporate purposes.

How do I attend the virtual Special Meeting?

We will host the Special Meeting exclusively online via the Internet as a virtual web conference. You will be able to attend the Special Meeting online, vote your shares online during the Special Meeting and submit your questions online during the Special Meeting by visiting www.virtualshareholdermeeting.com/KPTI2026SM. There will not be a physical meeting location, and you will not be able to attend the Special Meeting in person at a physical location. The webcast will start at 9:00 a.m. Eastern Time on February 18, 2026. You will need the control number included on your proxy card or voting instruction form in order to be able to attend the Special Meeting online. Information contained on this website is not incorporated by reference into this proxy statement or any other report we file with the SEC.

Online check-in will begin at 8:45 a.m. Eastern Time on February 18, 2026, and you should allow ample time for the online check-in proceedings. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Special Meeting log-in page. Technical support will be available starting at 8:45 a.m. on the day of the meeting.

Why is the Special Meeting a virtual, online meeting?

We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at the Special Meeting by enabling stockholders to participate remotely from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted on the virtual meeting platform on the date of the Special Meeting. We have designed the virtual Special Meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person at a physical location.

Why did you send me these proxy materials?

We are providing these proxy materials because our Board is soliciting your proxy to vote at the Special Meeting. This proxy statement summarizes information related to your vote at the Special Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Special Meeting online. However, you do not need to attend the meeting virtually to vote your shares. Instead, you may submit a proxy to vote your shares as described in further detail in the answer to the question “How do I vote?” below.

Who can vote at the Special Meeting and what are the voting rights of such stockholders?

Only stockholders of record at the close of business on December 29, 2025 (the “Record Date”) are entitled to vote at the Special Meeting. On the Record Date, there were 18,310,283 shares of our common stock outstanding and entitled to vote (each share entitles its holder to one vote). Common stock is our only class of stock outstanding.

May I see a list of stockholders entitled to vote as of the Record Date?

A list of registered stockholders as of the close of business on the Record Date will be available for examination by any stockholder for any purpose germane to the Special Meeting for a period of 10 days ending on the day before the Special

Meeting. If you wish to view this list, please contact our Corporate Secretary at Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will consider and vote on the following matters:

(1)
To adopt and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 58,333,333 to 111,000,000 and the number of authorized shares of our common stock from 53,333,333 to 106,000,000 (the “Authorized Shares Proposal”) (Proposal 1); and
(2)
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation of proxies in the event that there are insufficient votes for the adoption and approval of the Authorized Shares Proposal (the “Adjournment Proposal”) (Proposal 2).

How many votes do I have?

Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the Record Date.

How do I vote?

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, brokerage firm or other nominee (each a “Nominee”), you may submit a proxy or vote your shares by any of the following methods:

(1)
Over the Internet prior to the Special Meeting: Go to the website of our tabulator at www.proxyvote.com. Use the vote control number printed on your proxy card to access your account and submit a proxy to vote your shares. You must specify how you want your shares voted or your Internet proxy cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. You must submit your Internet proxy before 11:59 p.m. Eastern Time on February 17, 2026, the day before the Special Meeting, for your proxy to be validly submitted over the Internet and for your vote to count.
(2)
By Telephone: Call 1-800-690-6903, toll free from the United States, Canada and Puerto Rico, and follow the recorded instructions to submit a proxy to vote your shares. You will need to have the control number printed on your proxy card in hand when you call. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephonic proxy cannot be completed. Your shares will be voted according to your instructions. You must submit your telephonic proxy before 11:59 p.m. Eastern Time on February 17, 2026 the day before the Special Meeting, for your telephonic proxy to be valid and for your vote to count.
(3)
By Mail: If you received a printed copy of the proxy materials, complete and sign the enclosed proxy card and mail it in the enclosed envelope, postage prepaid, to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than February 17, 2026 the day before the Special Meeting, for it to be valid and for your vote to count. Your shares will be voted according to your instructions. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.
(4)
Online while virtually attending the Special Meeting: You may vote your shares online while virtually attending the Special Meeting by visiting www.virtualshareholdermeeting.com/KPTI2026SM. You will need your control number included on your proxy card in order to be able to vote during the Special Meeting.

If your shares are held in “street name,” meaning they are held for your account by a Nominee, you may submit voting instructions or vote your shares by any of the following methods:

(1)
Over the Internet prior to the Special Meeting or by Telephone: You will receive instructions from your Nominee if they permit you to submit voting instructions over the Internet or by telephone. You should follow those instructions.

(2)
By Mail: You will receive instructions from your Nominee explaining how you can submit voting instructions by mail. You should follow those instructions.
(3)
Online while virtually attending the Special Meeting: You will receive instructions from your Nominee explaining how you can vote your shares online during the Special Meeting. You will need your control number included on your voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Special Meeting.

If you hold your shares of our common stock in multiple accounts, you should vote your shares or submit a proxy as described above for each account.

Can I revoke or change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Special Meeting. To do so, you must do one of the following:

(1)
Submit a proxy over the Internet or by telephone prior to the Special Meeting as instructed above. Only your latest Internet or telephonic proxy submitted prior to the Special Meeting will be counted. You may not revoke or change your proxy over the Internet or by telephone after 11:59 p.m. Eastern Time on February 17, 2026.
(2)
Sign a new proxy card and submit it by mail to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, where the proxy card must be received no later than February 17, 2026. Only your latest dated proxy will be counted.
(3)
Attend the virtual Special Meeting and vote online as instructed above. Attending the virtual Special Meeting alone will not revoke your Internet proxy, telephonic proxy, or proxy submitted by mail, as the case may be.
(4)
Provide our Corporate Secretary written notice before or at the Special Meeting that you want to revoke your proxy.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your Nominee. You may also vote your shares online while virtually attending the Special Meeting, which will have the effect of revoking any previously submitted voting instructions.

Will my shares be voted if I do not return my proxy or do not provide specific voting instructions on the proxy card or voting instruction form that I submit?

If your shares are registered directly in your name, your shares will not be voted if you do not submit a proxy over the Internet, by telephone or by returning your proxy by mail prior to the Special Meeting, or attend and vote online at the virtual Special Meeting. If you submit a proxy card without giving specific voting instructions on one or more matters listed on your proxy card, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion how to vote with respect to the matters properly presented for a vote at the Special Meeting.

If your shares are held in “street name,” your Nominee may, under certain circumstances, vote your shares if you do not timely return your voting instructions. A “broker non-vote” results on a matter when a broker returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you. The Authorized Shares Proposal and the Adjournment Proposal are matters on which Nominees are expected to have discretionary voting authority under applicable stock exchange rules. If your shares are held by a Nominee and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on the Authorized Shares Proposal and the Adjournment Proposal.

We encourage you to timely provide voting instructions to your Nominee. This ensures that your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your Nominee about how to submit your voting instructions to them.

What constitutes a quorum at the Special Meeting?

A quorum is needed to hold a valid meeting. A quorum will be present if the holders of at least a majority in voting power of the shares of common stock issued and outstanding and entitled to vote on the Record Date are present at the virtual Special Meeting either “in person” virtually or as represented by proxy. For purposes of establishing a quorum, abstentions and broker non-votes, if any, are counted as present or represented. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum. The presence at the Special Meeting, in person or by proxy, of holders representing a majority in voting power of our outstanding common stock as of the Record Date, or 9,155,142 shares, constitutes a quorum at the Special Meeting, permitting us to conduct the business of the Special Meeting. Shares present virtually during the Special Meeting will be considered shares of common stock present in person at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal 1 – Adoption and Approval of the Authorized Shares Proposal

To adopt and approve Proposal 1, stockholders holding a majority of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 1. To the extent that there are any broker non-votes, a broker non-vote will effectively have no effect on the voting on Proposal 1. If you vote to ABSTAIN on Proposal 1, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 1. As a result, votes to ABSTAIN will effectively have no effect on the voting on Proposal 1.

Proposal 2 – Approval of the Adjournment Proposal

To approve Proposal 2, stockholders holding a majority in voting power of the votes cast on the matter must vote FOR the proposal. If your shares are held by your Nominee in “street name” and you do not timely provide voting instructions with respect to your shares, we expect that your Nominee will have the authority to vote your shares on Proposal 2. To the extent that there are any broker non-votes, a broker non-vote will effectively have no effect on the voting on Proposal 2. If you vote to ABSTAIN on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on Proposal 2. As a result, votes to ABSTAIN will effectively have no effect on the voting on Proposal 2.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote:

•
FOR the adoption and approval of the Authorized Shares Proposal (Proposal 1); and
•
FOR the approval of the Adjournment Proposal (Proposal 2).

Are there other matters to be voted on at the Special Meeting?

We currently do not know of any matters that may come before the Special Meeting other than Proposals 1 and 2. Furthermore, our bylaws provide that “[b]usiness transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.” Therefore, unless we send an updated or revised notice of meeting, no other matters will be considered at the meeting.

How do I submit a question at the virtual Special Meeting?

We invite appropriate questions pertinent to the matters to be voted on at the Special Meeting. We will not be providing a business update at the Special Meeting or discussing matters related to our business or operations. If there are any matters of individual concern to a stockholder or not related to the matters to be voted on at the Special Meeting, or if a question was not otherwise answered, such matters may be raised separately after the Special Meeting by contacting Investor Relations at https://investors.karyopharm.com/contact-us.

If you wish to submit a question on the day of the Special Meeting, beginning at 8:45 a.m. Eastern Time, you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/KPTI2026SM, proceed to the “Ask A Question” area on the lower left side of the screen, select a “Question Topic” from the drop down menu, type your question where it states “Enter Question” and click the “Submit” tab. Our virtual meeting will be governed by our Rules of Conduct and Procedures, which will be posted at www.virtualshareholdermeeting.com/KPTI2026SM during the Special Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized. We will answer appropriate questions that are pertinent to the matters to be voted on by the stockholders at the Special Meeting. As noted above, because time is limited at the Special Meeting, we will not respond to questions or discuss matters that pertain to the Company but do not pertain to the matters to be voted on at the Special Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.

How is the Company soliciting proxies and tabulating votes?

We will pay all of the costs of soliciting proxies. In addition to these proxy materials, our directors, officers, and other employees may also solicit proxies in person or by mail, telephone, fax or email without additional compensation. We have retained Alliance Advisors, LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $15,000, plus expenses. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Votes will be tabulated by Broadridge. If you have any questions or need assistance with voting please contact Alliance Advisors.

Alliance Advisors

150 Clove Road, Suite 400

Little Falls, NJ 07424

833-201-0353

KPTI@AllianceAdvisors.com

How can I find out the results of the voting at the virtual Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.

PROPOSAL 1:

ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK AND COMMON STOCK

General

As of December 23, 2025, out of the 53,333,333 shares of common stock presently authorized, 42,747,918 shares of common stock were issued or reserved for issuance and 10,585,415 shares of common stock were unreserved and remain available for future issuance.

As of December 23, 2025, a total of 18,310,283 shares of common stock were issued and outstanding, no shares were held in treasury, and there were no shares of preferred stock issued or outstanding. As of December 23, 2025, there were (i) 1,324,183 time-based and performance-based restricted stock units outstanding under our equity incentive plans, (ii) options outstanding to purchase an aggregate of 477,700 shares of common stock outstanding under and outside of our equity incentive plans and (iii) an aggregate of 283,228, 40,582 and 165,461 shares of common stock reserved for future issuance under our 2022 Equity Incentive Plan, as amended, our 2022 Inducement Stock Incentive Plan, as amended, and our Amended & Restated 2013 Employee Stock Purchase Plan, respectively. Additionally, (i) an aggregate of 10,236,858 shares of common stock were reserved for issuance upon exercise of outstanding warrants, (ii) an aggregate of 11,904,623 shares of common stock were reserved for issuance upon conversion of our outstanding 9.00% senior secured convertible notes maturing on October 15, 2028 (the “2028 Convertible Notes”) and our 6.00% convertible senior notes due 2029 (the “2029 Convertible Notes” and together with the 2028 Convertible Notes, the “Convertible Notes”) and (iii) 5,000 shares of common stock were reserved for issuance upon the achievement of certain contingencies under an asset purchase agreement.

After careful consideration, on December 19, 2025, our Board deemed it advisable and in the best interests of the Company and its stockholders to adopt and approve an amendment (attached as Appendix A to this proxy statement, the “Authorized Shares Charter Amendment”) to the Company’s Restated Certificate of Incorporation, to increase the number of authorized shares of our capital stock from 58,333,333 to 111,000,000 and the number of authorized shares of our common stock from 53,333,333 to 106,000,000. Our Board has also directed that adoption and approval of the Authorized Shares Charter Amendment be submitted to our stockholders for their consideration at the Special Meeting. Our Restated Certificate of Incorporation currently authorizes 58,333,333 shares of capital stock, consisting of 53,333,333 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share. The proposed Authorized Shares Charter Amendment would not increase or otherwise affect our authorized preferred stock, which would remain unchanged at 5,000,000 shares. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. The additional shares of capital stock, consisting of shares of common stock to be authorized by adoption of the Authorized Shares Charter Amendment, would have rights identical to our currently outstanding common stock.

Reasons for the Authorized Shares Charter Amendment

As described above, the Company is nearing the limit of our currently authorized shares of common stock, which restricts our ability to raise capital for our business plans and strategic initiatives. The Authorized Shares Charter Amendment is intended to, among other things, give the Company greater flexibility in considering and planning for future general corporate needs, including, but not limited to, raising additional capital or entering into strategic transactions. As previously disclosed, we expect to report top-line data from our ongoing (i) Phase 3 SENTRY trial evaluating selinexor in combination with once or twice-daily ruxolitinib versus placebo plus ruxolitinib in JAKi-naive myelofibrosis patients in March 2026 and (ii) Phase 3 XPORT-EC-042 trial evaluating selinexor as a maintenance-only therapy following systemic therapy versus placebo in patients with TP53 wild-type advanced or recurrent endometrial cancer in mid-2026. Further, following the consummation of a series of transactions with our term loan lenders, holders of our outstanding Convertible Notes and other investors in October 2025 to provide financial flexibility, additional working capital and equitize maturing notes, we currently expect that our existing cash, cash equivalents and investments as well as cash flows from net product revenue and license and other revenue, will enable us to fund our current operating plans into the second quarter of 2026. Our ability to achieve our business objectives, including preparation for potential launch readiness and regulatory submissions, pending positive data in 2026, and continue as a going concern, depend on our ability to raise additional capital in the future. Our Board believes that additional authorized shares of common stock will position the Company to take timely advantage of market conditions and favorable financing or other strategic opportunities that may become available to the Company. The

Company believes that increasing its authorized shares before reporting data in these trials will provide the Company with a better opportunity to take advantage of capital raising or strategic transactions than may be available to it at the time when such data is reported by the Company.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•
financing transactions, such as public or private offerings of common stock or convertible securities;
•
licenses, partnerships, collaborations and other similar transactions;
•
our equity incentive plans;
•
strategic investments and transactions; and
•
other corporate purposes that have not yet been identified.

We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, to issue any of the proposed additional authorized shares of common stock. However, we desire to have the shares available to provide additional flexibility to act upon financing transactions to strengthen our financial position and/or engage in strategic activities without using cash. The failure to approve this proposal may prevent us from pursuing effective strategies to access capital in the public and private markets and could negatively affect our ability to continue as a going concern. If the Authorized Shares Proposal is not adopted and approved by the requisite vote of our stockholders, our ability to raise capital through future equity offerings would be limited to 10,585,415 shares of common stock, which include, as of December 23, 2025, shares of common stock that are not reserved under outstanding warrants, convertible notes, options, restricted stock units, equity compensation plans and pursuant to obligations to third parties. This amount of unreserved shares of common stock may be insufficient and could impede our ability to raise sufficient capital through future equity or equity-linked offerings to meet our cash needs to fund our ongoing clinical development and potential regulatory approvals and commercialization of selinexor to treat patients with myelofibrosis or endometrial cancer, pending positive data and to continue operations.

We have on file with the SEC a universal shelf registration statement on Form S-3 that allows us to offer and sell up to $300.0 million of our debt securities, common stock, preferred stock, warrants and/or units, which amount includes an Open Market Sale Agreement, dated February 17, 2023, with Jefferies LLC, as agent, having an aggregate offering price of up to $100,000,000. This shelf registration statement was originally declared effective by the SEC on May 5, 2023. We expect to file a new shelf registration statement before May 5, 2026 to replace the current shelf registration statement before its expiration on May 5, 2026 pursuant to Rule 415(a)(5) of the Securities Act.

If the Authorized Shares Proposal is adopted and approved by stockholders holding a majority of the votes cast on the proposal, and our Board determines to implement such amendment, the change in the number of shares of our authorized capital stock and common stock would become effective upon the filing of the Authorized Shares Charter Amendment with the Secretary of State of the State of Delaware, or at a later date if so specified in the Authorized Shares Charter Amendment. In addition, our Board reserves the right, notwithstanding stockholder adoption and approval and without further action by our stockholders, to abandon the Authorized Shares Charter Amendment if, at any time prior to the effectiveness of the filing of the Authorized Shares Charter Amendment with the Secretary of State, our Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to effect the Authorized Shares Charter Amendment.

The Authorized Shares Proposal is not contingent on the approval of any other proposal to be considered at the Special Meeting. The form of the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock and common stock is attached as Appendix A to this proxy statement.

Effect of the Proposal on Common Stock

If the Authorized Shares Charter Amendment is adopted and approved, the additional shares of common stock would be available for issuance at the discretion of our Board and without further stockholder approval, except as may be required by law or the rules of the Nasdaq Global Select Market on which our common stock is listed. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

Additionally, by increasing the number of authorized but unissued shares of common stock, the Authorized Shares Proposal could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board. For example, our Board might be able to delay or impede a takeover or transfer of control of our Company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board in opposing a takeover bid that the Board determines is not in the best interests of our Company and our stockholders. The Authorized Shares Proposal could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the Authorized Shares Proposal could limit the opportunity for our stockholders to dispose of their shares at a higher price generally available in takeover attempts or that may be available under a merger proposal. The Authorized Shares Proposal could have the effect of permitting our current management, including our current Board, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board is not aware of any attempt to take control of our Company nor is this Authorized Shares Proposal being presented with the intent that it be utilized as a type of anti-takeover device.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that if the Authorized Shares Charter Amendment is adopted, approved and filed with the Secretary of State of the State of Delaware, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

Reservation of Right to Abandon the Authorized Shares Charter Amendment

Although we presently intend to effect the increase in authorized shares of capital stock and common stock contemplated by this Proposal 1, notwithstanding stockholder adoption and approval of the Authorized Shares Proposal, our Board will have discretion as to whether to effect the increase in authorized shares of capital stock and common stock and reserves the right to abandon the Authorized Shares Charter Amendment without any further action by our stockholders if at any time prior to the filing or effectiveness of the Authorized Shares Charter Amendment, our Board determines, in its sole discretion, that the increase in authorized shares of capital stock and common stock is no longer in the best interests of our Company and our stockholders.

By voting in favor of the Authorized Shares Charter Amendment, stockholders are also expressly authorizing our Board to determine not to proceed with, or abandon, the increase in authorized shares if it should so decide.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR CAPITAL STOCK AND COMMON STOCK.

PROPOSAL 2:

ADJOURNMENT PROPOSAL

Our Board believes that if the number of votes cast at the Special Meeting is insufficient to adopt and approve the Authorized Shares Proposal (Proposal 1), it may be in the best interests of the stockholders to enable our Board to continue to seek to obtain a sufficient number of additional votes to adopt and approve the Authorized Shares Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Authorized Shares Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we have not received sufficient votes to adopt and approve the Authorized Shares Proposal, or we have received proxies indicating that a majority of the votes to be cast by holders of our common stock will vote against the Authorized Shares Proposal, we could adjourn the Special Meeting without a vote on the Authorized Shares Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Authorized Shares Proposal.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of December 23, 2025 (unless otherwise specified), by:

•
each person known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our named executive officers; and
•
all directors and executive officers as a group.

The percentage of shares beneficially owned is computed on the basis of 18,310,283 shares of our common stock outstanding as of December 23, 2025. The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of December 23, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is c/o Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders
T. Rowe Price Investment Management, Inc.(1)	2,304,242	12.58%
Affinity Healthcare Fund, LP(2)	1,965,611	9.99%
Opaleye Management Inc.(3)	1,569,002	8.29%
Named Executive Officers and Directors
Richard Paulson(4)	99,198	*
Sohanya Cheng(5)	31,775	*
Garen Bohlin(6)	18,752	*
Barry E. Greene(7)	16,650	*
Deepika R. Pakianathan(8)	15,743	*
Reshma Rangwala(9)	13,632	*
Christy Oliger(10)	12,238	*
Chen Schor(11)	12,238	*
Zhen Su (12)	6,913	*
All executive officers and directors as a group (13 persons)(13)	282,568	1.53%

* Less than 1%.

(1)
T. Rowe Price Investment Management, Inc. (“T. Rowe”) reported sole voting power and sole dispositive power with respect to 704,151 shares of common stock and beneficial ownership of 2,304,242 shares of common stock. The address for T. Rowe is 1307 Point Street, Baltimore, MD 21231. For information regarding T. Rowe we have relied on a Schedule 13G/A filed by T. Rowe with the SEC on November 7, 2025.
(2)
Affinity Healthcare Fund, LP. (the “Fund”) and Affinity Asset Advisors, LLC (the “Advisor”) reported shared voting power and shared dispositive power with respect to 600,100 shares of common stock, which may be acquired upon exercise of certain equity call options held by the Fund. The Advisor is the investment manager of the Fund and exercises investment discretion with regard to such shares of common stock. The Advisor may be deemed to be the beneficial owner of such 600,100 shares of common stock owned by the Fund by virtue of its position as investment manager of the Fund. For information regarding the Fund and the Advisor we have relied on a Schedule 13G filed by the Fund and the Advisor with the SEC on April 10, 2025. In addition, the Fund is the record holder of 1,573,517 shares of common stock issuable upon exercise of warrants, of which 1,365,511 shares are included in the table above as such warrants are subject to a 9.99% beneficial ownership limitation with respect to the Fund and the Advisor. The address for each of the reporting persons is 450 Park Avenue, Suite 1403, New York, NY 10022.
(3)
Opaleye Management Inc. (the “Adviser”), Opaleye, L.P. (the “Fund”) and James Silverman each reported shared voting power and shared dispositive power with respect to 1,569,002 shares of common stock, including 619,089 shares of common stock issuable upon exercise of warrants. The Advisor serves as investment advisor to the Fund. Mr. Silverman exercises control over the Advisor. The address for each of the reporting persons is One Boston Place, 26th Floor, Boston, MA 02108. For information regarding the Advisor, the Fund and Mr. Silverman we have relied on a Schedule 13G filed by the Advisor, the Fund and Mr. Silverman with the SEC on October 17, 2025.
(4)
Consists of (a) 33,954 shares of common stock and (b) 65,244 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(5)
Consists of (a) 13,393 shares of common stock and (b) 18,382 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(6)
Consists of (a) 3,009 shares of common stock and (b) 15,743 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(7)
Consists of (a) 907 shares of common stock and (b) 15,743 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(8)
Consists of 15,743 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(9)
Consists of (a) 7,244 shares of common stock and (b) 6,388 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(10)
Consists of 12,238 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(11)
Consists of 12,238 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(12)
Consists of 6,913 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date.
(13)
Includes (a) 200,376 shares of common stock underlying options that are exercisable as of December 23, 2025 or will become exercisable within 60 days after such date and (b) 4,849 shares of common stock issuable pursuant to restricted stock units expected to vest or which may be settled within 60 days after December 23, 2025.

STOCKHOLDER PROPOSALS

As previously discussed in our proxy statement filed with the SEC on April 14, 2025, proposals of stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are intended to be presented at our annual meeting of stockholders to be held in 2026 must be received by us no later than December 15, 2025, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with our 2025 annual meeting of stockholders, in order to be included in our proxy statement and form of proxy relating to the 2026 annual meeting of stockholders, unless the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2025 annual meeting of stockholders, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our bylaws establish an advance notice procedure for nominations for election to our Board and other matters that stockholders wish to present for action at an annual meeting of stockholders other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2026 annual meeting of stockholders, such a proposal must be received by us no earlier than January 28, 2026 and no later than February 27, 2026. However, if the date of the 2026 annual meeting of stockholders is more than 20 days earlier or more than 60 days later than such anniversary date, notice must be received no earlier than the close of business 120 calendar days prior to such annual meeting of stockholders and no later than the close of business on the later of (a) 90 days prior to such annual meeting of stockholders and (b) 10 days following the day on which notice of the date of such annual meeting of stockholders was given or public disclosure of the date of such annual meeting of stockholders was first made, whichever first occurs. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2026 annual meeting of stockholders. Stockholders are advised to review our bylaws which also specify requirements as to the form and content of a stockholder’s notice, including the information required by Rule 14a-19 under the Exchange Act.

Any proposals, notices or information about proposed director candidates should be sent to:

Karyopharm Therapeutics Inc.

85 Wells Avenue

Newton, Massachusetts 02459

Attention: Corporate Secretary

STOCKHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the proxy statement to you if you contact us at the following address or telephone number: Karyopharm Therapeutics Inc., 85 Wells Avenue, Newton, Massachusetts 02459, Attention: Corporate Secretary, (617) 658-0600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

No business will be presented for consideration at the Special Meeting other than that described above.

APPENDIX A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF

KARYOPHARM THERAPEUTICS INC.

(Pursuant to Section 242 of the

General Corporation Law of the State of Delaware)

Karyopharm Therapeutics Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED: That the first sentence of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 111,000,000 shares, consisting of (i) 106,000,000 shares of Common Stock, $0.0001 par value per share (“Common Stock”), and (ii) 5,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on this ____ day of ______, 2026.

KARYOPHARM THERAPEUTICS Inc.

By:
Richard Paulson
President and Chief Executive Officer

A-1

V82573-TBD

Karyopharm Therapeutics

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS
February 18, 2026

The stockholder(s) hereby appoint(s) Michael Mano and Richard Paulson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them acting individually to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KARYOPHARM THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Eastern Time, on February 18, 2026, via the Internet as a virtual web conference at www.virtualshareholdermeeting.com/KPTI2026SM, and any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN WITH RESPECT TO THE SPECIAL MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

KARYOPHARM THERAPEUTICS INC.
ATTN: SECRETARY
85 WELLS AVENUE
2ND FLOOR
NEWTON, MA 02459

SCAN TO
VIEW MATERIALS & VOTE

VOTE OR SUBMIT A PROXY TO VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to submit your voting instructions and for electronic delivery of information before 11:59 p.m. Eastern Time on February 17, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records.

During the Meeting - Go to **www.virtualshareholdermeeting.com/KPTI2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which stockholders may attend the meeting.

SUBMIT A PROXY TO VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to submit your voting instructions before 11:59 p.m. Eastern Time on February 17, 2026. Have your proxy card in hand when you call and then follow the instructions.

SUBMIT A PROXY TO VOTE BY MAIL
If you have received printed proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82572-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KARYOPHARM THERAPEUTICS INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

Please sign your name(s) exactly as it(they) appear(s) hereon. When signing as attorney, executor, administrator, trustee , guardian or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, partnership or other entity, please sign in full entity name by authorized officer and giving full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date